Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Overview

On May 16, 2022, stockholders of AspenTech Corporation (formerly Aspen Technology, Inc.) (“AspenTech”) voted to adopt the Transaction Agreement and Plan of Merger dated October 10, 2021, as amended by Amendment No. 1, dated as of March 23, 2022, and Amendment No. 2, dated as of May 3, 2022 (the “Transaction Agreement”) and approve the transactions contemplated by the Transaction Agreement (the “Transactions”), including the combination of two of Emerson Electric Co.’s (“Emerson”) industrial software businesses—Open Systems International, Inc. and the Geological Simulation Software business (collectively, the “Emerson Industrial Software Business”)—and AspenTech under a new publicly traded company. The Transactions closed on the same day on May 16, 2022 (the “Closing”).

Pursuant to the Transaction Agreement, at the Closing, (i) Emerson contributed $6,014,000,000 in cash to Emersub CX, Inc. (now Aspen Technology, Inc.), a then-wholly owned subsidiary of Emerson (“New AspenTech”), in exchange for New AspenTech common stock, (ii) EMR Worldwide Inc., a wholly owned subsidiary of Emerson, contributed the Emerson Industrial Software Business to New AspenTech in exchange for New AspenTech common stock, (iii) Emersub CXI, Inc., a then-wholly owned subsidiary of New AspenTech, merged with and into AspenTech, with AspenTech being the surviving corporation and becoming a wholly owned subsidiary of New AspenTech (the “Merger”) and (iv) as a result of the Merger, each issued and outstanding share of AspenTech common stock (subject to certain exceptions) was converted into the right to receive (i) $87.69 in cash (calculated by dividing $6,014,000,000 by the number of outstanding shares of AspenTech common stock as of the Closing on a fully diluted basis) and (ii) 0.42 shares of New AspenTech common stock.  At the Closing, AspenTech changed its name from “Aspen Technology, Inc.” to “AspenTech Corporation.”

Also at the Closing, New AspenTech changed its registered name with the Secretary of State of Delaware to “Aspen Technology, Inc.”  Immediately after the Closing, Emerson beneficially owned 55% of the outstanding shares of New AspenTech common stock (on a fully diluted basis) and former AspenTech stockholders owned the remaining outstanding shares of New AspenTech common stock. AspenTech common stock is now delisted from NASDAQ and deregistered under the Securities Exchange Act of 1934, and is no longer publicly traded. New AspenTech and its subsidiaries now operate under AspenTech’s previous name “Aspen Technology, Inc.” and New AspenTech common stock is traded on NASDAQ under AspenTech’s previous stock ticker symbol “AZPN.”

The unaudited pro forma condensed combined financial statements were prepared using the acquisition method of accounting with the Emerson Industrial Software Business considered the accounting acquirer of AspenTech.

PRO FORMA CONDENSED COMBINED BALANCE SHEET (UNAUDITED)
ASPEN TECHNOLOGY, INC.

As of March 31, 2022
(Dollars in thousands)

	Historical		Pro Forma
	Emerson Industrial Software Business	AspenTech	Transaction Accounting Adjustments		Pro Forma
ASSETS	(a)	(b)
Current assets
Cash and equivalents	$20,362	285,217	168,133	(c)	473,712
Accounts receivable, net	59,665	49,182			108,847
Current contract assets, net	71,487	345,633			417,120
Prepaid expenses and other current assets	8,329	11,848			20,177
Income tax receivable	3,139	3,154			6,293
Total current assets	162,982	695,034	168,133		1,026,149

Property, equipment and leasehold improvements, net	13,817	4,650			18,467
Goodwill	1,044,383	157,855	7,050,845	(d)	8,253,083
Intangible assets, net	792,755	38,740	4,321,260	(e)	5,152,755
Non-current contract assets, net	—	416,604			416,604
Contract costs	—	30,274	(30,274)	(f)	—
Operating lease right-of-use assets	44,135	31,609	(3,700)	(g)	72,044
Deferred tax assets	7,002	2,157			9,159
Other noncurrent assets	4,994	4,094			9,088
Total Assets	$2,070,068	1,381,017	11,506,264		14,957,349
LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$7,069	7,176			14,245
Accrued expenses and other current liabilities	40,510	46,161	61,400	(h)	148,071
Current operating lease liabilities	5,862	7,119	(300)	(g)	12,681
Income taxes payable	4,869	33,649	(5,259)	(i)	33,259
Current borrowings	—	26,000			26,000
Current contract liabilities	80,272	50,569			130,841
Total current liabilities	138,582	170,674	55,841		365,097

Non-current contract liabilities	5,771	12,114			17,885
Deferred tax liabilities	142,221	139,921	952,199	(i)	1,234,341
Non-current operating lease liabilities	38,984	27,761	(3,400)	(g)	63,345
Non-current borrowings, net	—	253,412			253,412
Other non-current liabilities	9,768	2,280			12,048

	Historical		Pro Forma
	Emerson Industrial Software Business	AspenTech	Transaction Accounting Adjustments		Pro Forma
Equity
Net parent investment	1,741,523	—	(1,741,523)	(j)	—
Common stock	—	10,485	(10,485)	(j)	—
Additional paid-in capital	—	850,948	12,190,054	(h),(i),(j)	13,041,002
Retained earnings (accumulated deficit)	—	1,954,519	(1,977,519)	(j)	(23,000)
Accumulated other comprehensive income (loss)	(6,781)	5,091	(5,091)	(j)	(6,781)
Treasury stock, at cost	—	(2,046,188)	2,046,188	(j)	—
Total equity	$1,734,742	774,855	10,501,624		13,011,221
Total liabilities and equity	$2,070,068	1,381,017	11,506,264		14,957,349

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

PRO FORMA CONDENSED COMBINED STATEMENT OF EARNINGS (UNAUDITED)
ASPEN TECHNOLOGY, INC.

For the Six Months Ended March 31, 2022
(Dollars in thousands, except per share amounts)

	Historical		Pro Forma
	Emerson Industrial Software Business	AspenTech	Transaction Accounting Adjustments		Pro Forma
	(k)	(l)
Revenue:
License and solutions	$99,329	246,143			345,472
Maintenance	53,585	98,402			151,987
Services and other	13,462	14,564			28,026
Total revenue	166,376	359,109			525,485
Cost of revenue:
License and solutions	68,767	2,829	63,800	(m)	135,396
Maintenance	8,370	9,112	130	(n)	17,612
Services and other	8,241	16,577	235	(n)	25,053
Total cost of revenue	85,378	28,518	64,165		178,061
Gross profit	80,998	330,591	(64,165)		347,424
Operating expenses:
Research and development	30,845	54,118	1,311	(n)	86,274
General and administrative	16,175	62,621	3,902	(n),(o)	82,698
Selling and marketing	36,894	64,607	120,492	(n),(p)	221,993
Restructuring costs	81	—			81
Total operating expenses	83,995	181,346	125,705		391,046
Earnings (loss) from operations	(2,997)	149,245	(189,870)		(43,622)
Other expense (income), net	4,104	1,235			5,339
Interest expense (income), net	48	(13,892)			(13,844)
Earnings (loss) before income taxes	(7,149)	161,902	(189,870)		(35,117)
Provision (benefit) from income taxes	(3,109)	24,915	(41,668)	(q)	(19,862)
Net earnings (loss)	$(4,040)	136,987	(148,202)		(15,255)

Earnings per share:
Basic		$2.06			$(0.24)	(r)
Diluted		$2.04			$(0.24)	(r)

Weighted average outstanding shares:
Basic		66,594	(2,460)	(r)	64,134
Diluted		67,014	(2,880)	(r)	64,134

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

PRO FORMA CONDENSED COMBINED STATEMENT OF EARNINGS (UNAUDITED)
ASPEN TECHNOLOGY, INC.

For the Year Ended September 30, 2021
(Dollars in thousands, except per share amounts)

	Historical		Pro Forma
	Emerson Industrial Software Business	AspenTech	Transaction Accounting Adjustments (Note 4)		Pro Forma Combined
	(k)	(l)
Revenue:
License and solutions	$180,914	516,724			697,638
Maintenance	92,562	186,519			279,081
Services and other	27,164	27,182			54,346
Total revenue	300,640	730,425			1,031,065
Cost of revenue:
License and solutions	125,181	9,602	127,900	(m)	262,683
Maintenance	18,610	18,085	525	(n)	37,220
Services and other	19,219	31,881	950	(n)	52,050
Total cost of revenue	163,010	59,568	129,375		351,953
Gross profit	137,630	670,857	(129,375)		679,112
Operating expenses:
Research and development	59,646	98,556	5,275	(n)	163,477
General and administrative	32,638	88,924	78,600	(n),(o)	200,162
Selling and marketing	103,311	119,268	242,810	(n),(p)	465,389
Restructuring costs	2,474	—			2,474
Total operating expenses	198,069	306,748	326,685		831,502
Earnings (loss) from operations	(60,439)	364,109	(456,060)		(152,390)
Other expense (income), net	5,359	2,603			7,962
Interest expense (income), net	115	(30,100)			(29,985)
Earnings (loss) before income taxes	(65,913)	391,606	(456,060)		(130,367)
Provision (benefit) from income taxes	(45,305)	65,115	(95,911)	(q)	(76,101)
Net earnings (loss)	$(20,608)	326,491	(360,149)		(54,266)

Earnings per share:
Basic		$4.82			$(0.83)	(r)
Diluted		$4.79			$(0.83)	(r)

Weighted average outstanding shares:
Basic		67,680	(2,460)	(r)	65,220
Diluted		68,218	(2,998)	(r)	65,220

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(1) BASIS OF PRESENTATION

The unaudited pro forma condensed combined financial statements were prepared using the acquisition method of accounting with the Emerson Industrial Software Business considered the accounting acquirer of AspenTech. Under the acquisition method of accounting, the purchase price is allocated to the identifiable tangible and intangible assets acquired and liabilities assumed based on their respective fair values with any excess purchase price allocated to goodwill.

The unaudited pro forma condensed combined financial statements combine the historical financial statements of the Emerson Industrial Software Business and AspenTech and give effect to the AspenTech acquisition. The unaudited pro forma condensed combined statement of earnings for the six months ended March 31, 2022 and for the year ended September 30, 2021 gives effect to the AspenTech acquisition as if it had occurred on October 1, 2020. The unaudited pro forma condensed combined balance sheet as of March 31, 2022 gives effect to the AspenTech acquisition as if it had occurred on March 31, 2022. The unaudited pro forma condensed combined financial statements reflect the adoption of updates to ASC 805, Business Combinations, which clarify the accounting for contract assets and liabilities assumed in a business combination.

The unaudited pro forma condensed combined financial statements are presented to reflect the AspenTech acquisition and do not represent what New AspenTech’s results of operations or financial position would actually have been had the AspenTech acquisition occurred on the dates noted above, or project New AspenTech’s results of operations or financial position for any future periods. Actual results may differ materially from the amounts shown in the unaudited pro forma condensed combined financial statements herein. The unaudited pro forma condensed combined financial statements are intended to provide information about the impact of the AspenTech acquisition as if it had been consummated earlier. The pro forma adjustments are based on available information and certain assumptions that management believes are factually supportable and are expected to have an impact on New AspenTech’s results of operations. In the opinion of management, all adjustments necessary to present fairly the unaudited pro forma condensed combined financial statements have been made.

(2) PRELIMINARY PURCHASE PRICE ALLOCATION

The unaudited pro forma condensed combined balance sheet has been adjusted to reflect the preliminary allocation of the purchase price to the identifiable tangible and intangible assets acquired and liabilities assumed based on their estimated fair value at acquisition date with any excess purchase price allocated to goodwill.

The following table summarizes the components of the purchase price reflected in the unaudited pro forma condensed combined financial information using AspenTech’s shares outstanding and closing market price per share as of May 16, 2022 (in thousands except share and per share data):

AspenTech shares outstanding	66,662,482
AspenTech share price	$166.30
Purchase price	$11,085,971
Value of stock-based compensation awards attributable to pre-combination service	84,900
Total purchase price	$11,170,871

The following is a preliminary estimate of the net assets acquired and purchase price allocation (in thousands):

Carrying value of AspenTech net assets as of March 31, 2022	$774,855
Less: Pre-existing AspenTech goodwill	(157,855)
Less: Pre-existing AspenTech intangible assets	(38,740)
Less: Deferred tax liabilities on pre-existing AspenTech goodwill and intangible assets	6,725
Adjusted book value of net assets acquired	$584,985

Purchase accounting adjustments:
Identifiable intangible assets at fair value	$4,360,000
Fair value adjustment to AspenTech deferred contract acquisition costs	(30,274)
Goodwill	7,208,700
Deferred tax impact of fair value adjustments	(952,540)
Total purchase price allocation including book value of net assets acquired	$11,170,871

(3) PRO FORMA ADJUSTMENTS AND ASSUMPTIONS

The pro forma transaction accounting adjustments are based on currently available information, which is directly attributable and factually supportable, as well as certain assumptions New AspenTech believes are reasonable. The actual effects of the AspenTech acquisition may materially differ from the pro forma adjustments. A general description of the adjustments is provided as follows:

Pro Forma Transaction Accounting Adjustments to the Condensed Combined Balance Sheet as of March 31, 2022:

a.	Represents Emerson Industrial Software Business’s historical unaudited consolidated and combined balance sheet as of March 31, 2022.

b.
Represents AspenTech’s historical unaudited consolidated balance sheet as of March 31, 2022, included in its Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on April 27, 2022.

c.
As part of the transaction agreement with AspenTech, Emerson contributed $6,014,000,000 in cash to Aspen Technology, Inc. A portion of the cash was paid out at approximately $87.69 per share to holders of issued and outstanding shares of AspenTech common stock as of the Closing, with approximately $168.1 million of cash consideration remaining on Aspen Technology, Inc.’s balance sheet as of the Closing.

d.	Represents the elimination of $157.9 million of existing goodwill of AspenTech and the preliminary recognition of $7,208.7 million of goodwill which is not expected to be deductible for tax purposes.

e.
Represents the elimination of $38.7 million of existing intangible assets of AspenTech and the preliminary recognition of $4,360.0 million of identifiable intangible assets attributable to the transaction.

The preliminary intangible assets attributable to the transaction are comprised of the following (in thousands):

	Amount	Amortization Expense for Six Months ended March, 2022	Amortization Expense for Year ended Sept. 30, 2021	Estimated Weighted Average Life (Years)
Developed technology	$1,350,000	67,500	$135,000	10.0
Customer relationships	2,300,000	76,666	153,333	15.0
Trade names	430,000	—	—	Indefinite-lived
Backlog	280,000	46,666	93,333	3.0
Total	$4,360,000	$190,832	$381,666

f.	Represents the elimination of $30.3 million of deferred contract costs of AspenTech which have no future value.

g.
Represents decreases in AspenTech’s historical operating lease right-of-use assets, current and noncurrent operating lease liabilities of $3.7 million, $0.3 million, $3.4 million, respectively, as a result of AspenTech conforming to Emerson Industrial Software Business’s accounting policy elections.

h.
Reflects the accrual of AspenTech non-recurring transaction costs of $61.4 million related to the transaction including fees paid for financial advisors, legal services, and professional accounting services. These remaining acquiree costs are not reflected in the historical balance sheet of AspenTech as of March 31, 2022, but are reflected in the New AspenTech unaudited pro forma condensed combined balance sheet as of March 31, 2022 as an increase to accrued expenses and a decrease to additional paid-in capital. These costs are not expected to be incurred in any period beyond 12 months from the closing date of the transaction.

i.
Represents the net change in deferred tax liabilities associated with the fair value adjustments related to allocation of the purchase price to assets acquired and liabilities assumed (excluding goodwill). Deferred taxes were computed using a combined U.S. federal and state statutory tax rate of 22 percent. This rate is subject to change when New AspenTech performs a complete tax analysis after the transaction is completed. Additionally, a $5.3 million adjustment is reflected in current income taxes payable and a $6.4 million adjustment is reflected in deferred tax liabilities, resulting from certain tax attributes in the Emerson Industrial Software Business’s historical financial statements that will not be retained as part of the transaction.

j.	Represents adjustments to equity for the following:

•
Purchase of shares of common stock valued at $11,170.9 million as consideration for the transaction. Of the stock purchased, a nominal amount will be recorded as par value of common stock and $11,170.9 million will be recorded as Additional paid-in-capital.

•	Elimination of the historical AspenTech stockholders’ equity of $774.9 million.

•
Reclassification of net parent investment, of which approximately $(23.0) million is included in retained earnings related to the Emerson Industrial Software Business’s historical accumulated deficit and the remainder is in additional paid-in-capital.

Pro Forma Transaction Accounting Adjustments to the Combined Statement of Earnings for the six months ended March 31, 2022 and the year ended September 30, 2021:

k.	Represents the Emerson Industrial Software Business’s historical unaudited consolidated statement of operations for the six months ended March 31, 2022 and for the year ended September 30, 2021.

l.
Represents AspenTech’s historical unaudited consolidated statement of operations for the six months ended March 31, 2022 and its results for the 12 months ended September 30, 2021. AspenTech’s results for the six months ended March 31, 2022 were derived from the following: (a) the historical consolidated financial statements of AspenTech for the three months ended March 31, 2022, included in their Quarterly Report on Form 10-Q filed with the SEC on April 27, 2022 and (b) the historical consolidated financial statements of AspenTech for the three months ended December 31, 2021, included in their Quarterly Report on Form 10-Q filed with the SEC on January 26, 2022. AspenTech’s results for the 12 months ended September 30, 2021 were derived from the following: (a) the historical consolidated financial statements of AspenTech as of and for the year ended June 30, 2021, included in their Annual Report on Form 10-K filed with the SEC on August 18, 2021; (b) the historical unaudited consolidated financial statements for the quarterly period ended September 30, 2020, included in their Quarterly Report on Form 10-Q filed with the SEC on December 22, 2020; and (c) the historical unaudited consolidated financial statements for the quarterly period ended September 30, 2021, included in their Quarterly Report on Form 10-Q filed with the SEC on October 27, 2021. See the Supplemental Schedules for further details.

m.
Represents the net change from the removal of AspenTech’s historical intangibles amortization of $3.7 million and $7.1 million for the six months ended March 31, 2022 and 12 months ended September 30, 2021, respectively, and the recognition of new amortization expense of $67.5 million and $135.0 million for the six months ended March 31, 2022 and 12 months ended September 30, 2021, resulting from the intangibles identified as part of the preliminary purchase price allocation. See note (e) above.

n.
Represents expense related to the retention cash and equity incentive awards under the Emerson Retention Program and the AspenTech Retention Program. Expense includes $0.1 million in cost of maintenance, $0.2 million in cost of services and other, $1.3 million in research and development, $4.7 million in general and administrative, and $1.0 million in selling and marketing for the six months ended March 31, 2022 and $0.5 million in cost of maintenance, $1.0 million in cost of services and other, $5.3 million in research and development, $18.9 million in general and administrative, and $3.9 million in selling and marketing for the year ended September 30, 2021.

o.
Represents the removal of AspenTech’s historical intangibles amortization of $0.8 million and $1.7 million for the six months ended March 31, 2022 and 12 months ended September 30, 2021, respectively, and the accrual of non-recurring transaction costs of $61.4 million related to the transaction, including fees expected to be paid for financial advisors, legal services and professional accounting services which are reflected in the results for the year ended September 30, 2021 (see note (h) above). These transaction costs are not expected to be incurred in any period beyond 12 months from the Closing Date. For the six months ended March 31, 2022, AspenTech’s historical financial statements included $13.6 million of costs related to the Transactions, all of which are non-recurring. For the year ended September 30, 2021, the Emerson Industrial Software Business’s historical statements included $6.1 million of transaction costs related to the OSI Inc. acquisition, while AspenTech’s historical financial statements included $7.3 million of costs related to the Transactions, all of which are non-recurring.

p.
Represents the recognition of new amortization expense of $123.3 million and $246.7 million for the six months ended March 31, 2022 and year ended September, 30 2021, respectively, resulting from intangibles identified as part of the preliminary purchase price allocation (see note (e) above), and the removal of AspenTech’s historical amortization of capitalized contract costs of $3.8 million and $7.7 million for the six months ended March 31, 2022 and 12 months ended September, 30 2021, respectively.

q.
Represents the income tax effect of the pro forma adjustments presented. The pro forma income tax adjustments were estimated using a combined U.S. federal and statutory tax rate of 22%, except for the accrued transaction costs and the retention cash and equity incentive awards which were at a lower rate. The effective tax rate of New AspenTech could be materially different depending on post-combination activities.

r.	Represents the change in shares of Common Stock from the exchange of shares by existing AspenTech stockholders and the issuance of shares of Common Stock to Emerson.

HISTORICAL ASPENTECH CONDENSED CONSOLIDATED STATEMENT OF EARNINGS (UNAUDITED)

Supplemental Schedule

The following table shows the calculation of AspenTech’s historical unaudited condensed consolidated statement of operations for the 12 months ended September 30, 2021 determined by using their results of operations for the year ended June 30, 2021, deducting their results of operations for the three months ended September 30, 2020, and including their results of operations for the three months ended September 30, 2021.

(Dollars in thousands)
	For the fiscal year ended June 30, 2021	For the three months ended Sept 30, 2020 (Less)	For the three months ended Sept 30, 2021 (Plus)	For the twelve months ended Sept 30, 2021
Revenue:
License and solutions	$497,479	61,859	81,104	516,724
Maintenance	185,164	46,858	48,213	186,519
Services and other	26,733	6,254	6,703	27,182
Total revenue	709,376	114,971	136,020	730,425
Cost of revenue:
License and solutions	9,276	2,136	2,462	9,602
Maintenance	18,287	4,764	4,562	18,085
Services and other	32,588	8,566	7,859	31,881
Total cost of revenue	60,151	15,466	14,883	59,568
Gross profit	649,225	99,505	121,137	670,857
Operating expenses:
Research and development	94,229	22,530	26,857	98,556
General and administrative	81,636	17,633	24,921	88,924
Selling and marketing	114,959	25,172	29,481	119,268
Total operating expenses	290,824	65,335	81,259	306,748
Earnings from operations	358,401	34,170	39,878	364,109
Other expense, net	3,200	1,469	872	2,603
Interest (income), net	(29,546)	(6,574)	(7,128)	(30,100)
Earnings before income taxes	384,747	39,275	46,134	391,606
Provision from income taxes	64,944	6,564	6,735	65,115
Net earnings	$319,803	32,711	39,399	326,491

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

HISTORICAL ASPENTECH CONDENSED CONSOLIDATED STATEMENT OF EARNINGS (UNAUDITED)

Supplemental Schedule

The following table shows the calculation of AspenTech’s historical unaudited condensed consolidated statement of operations for the six months ended March 31, 2022 determined by using their results of operations for the three months ended December 31, 2022 and including their results of operations for the three months ended March 31, 2022.

(Dollars in thousands)

	For the three months ended March 31, 2022	For the three months ended Dec 31, 2021 (Plus)	For the six months ended March 31, 2022
Revenue:
License and solutions	$130,032	116,111	246,143
Maintenance	50,017	48,385	98,402
Services and other	7,704	6,860	14,564
Total revenue	187,753	171,356	359,109
Cost of revenue:
License and solutions	489	2,340	2,829
Maintenance	4,760	4,352	9,112
Services and other	8,373	8,204	16,577
Total cost of revenue	13,622	14,896	28,518
Gross profit	174,131	156,460	330,591
Operating expenses:
Research and development	28,704	25,414	54,118
General and administrative	30,694	31,927	62,621
Selling and marketing	33,977	30,630	64,607
Total operating expenses	93,375	87,971	181,346
Earnings from operations	80,756	68,489	149,245
Other expense (income), net	(522)	1,757	1,235
Interest expense (income), net	(6,715)	(7,177)	(13,892)
Earnings before income taxes	87,993	73,909	161,902
Provision from income taxes	12,870	12,045	24,915
Net earnings	$75,123	61,864	136,987

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.